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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated August 25, 2000, accompanying the financial statements of Venture Catalyst Incorporated included in its Annual Report on Form 10-KSB for the year ended June 30, 2000. We hereby consent to the incorporation by reference of said report in this Registration Statement of Venture Catalyst Incorporated on Form S-3 and to the use of our name as it appears under the caption "Experts".

                                          /s/ Grant Thorton, LLP

Irvine, California
November 2, 2000